UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 10, 2016

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

281 Tresser Blvd., 9th Floor Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 13, 2016, James Barrett, current Class I director of Loxo Oncology, Inc. (the “Company”)  notified the Company that he has decided to resign from the Company’s Board of Directors (the “Board”), effective immediately, pursuant to his planned retirement from New Enterprise Associates. Mr. Barrett has advised the Company that his decision to resign was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On June 10, 2016, the Company held its 2016 Annual Meeting of Stockholders (“Annual Meeting”) and the following proposals were adopted:

1.              Election of three Class II directors, David Bonita, Keith T. Flaherty and Lori Kunkel, each to serve a three-year term, which will expire at the 2019 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld	Shares Abstaining	Broker Non-Votes

David Bonita	14,713,619	1,453,593	—	556,344

Keith T. Flaherty	14,620,482	1,546,730	—	556,344

Lori Kunkel	14,616,682	1,550,530	—	556,344

2.              Ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes

16,692,299	3,479	27,778	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: June 13, 2016	By:	/s/ Jennifer Burstein
		Name:	Jennifer Burstein
		Title:	Vice President of Finance and
principal financial officer